Exhibit 24

POWER OF ATTORNEY

The undersigned members of the Board of Directors and Executive Officers of Emerson Electric Co., a Missouri corporation with principal offices at 8000 West Florissant Avenue, St. Louis, Missouri, 63136, hereby appoint W. J. Galvin as their Attorney-in-Fact for the purpose of signing Emerson Electric Co.‘s Securities and Exchange Commission Form 10-K (and any and all Amendments thereto) for the fiscal year ended September 30, 2004.

Dated: October 5, 2004

Signature	Title
/s/ D. N. Farr
D. N. Farr	Chairman of the Board, Chief Executive Officer and Director
/s/ W. J. Galvin
W. J. Galvin	Senior Executive Vice President, Chief Financial Officer and Director
/s/ R. J. Schlueter
R. J. Schlueter	Vice President and Chief Accounting Officer
/s/ J. G. Berges
J. G. Berges	Director
/s/ A. A. Busch III
A. A. Busch III	Director

/s/ D. C. Farrell
D. C. Farrell	Director
/s/ C. Fernandez G.
C. Fernandez G.	Director
/s/ A. F. Golden
A. F. Golden	Director
/s/ R. B. Horton
R. B. Horton	Director
/s/ G. A. Lodge
G. A. Lodge	Director
/s/ V. R. Loucks, Jr.
V. R. Loucks, Jr.	Director
/s/ J. B. Menzer
J. B. Menzer	Director
/s/ C. A. Peters
C. A. Peters	Director
/s/ J. W. Prueher
J. W. Prueher	Director
/s/ R. L. Ridgway
R. L. Ridgway	Director
/s/ E. E. Whitacre, Jr.
E. E. Whitacre, Jr.	Director